UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM C-TR

UNDER THE SECURITIES ACT OF 1933

?	Form C: Offering Statement
?	Form C-U: Progress Update
?	Form C/A: Amendment to Offering Statement
?	Check box if Amendment is material and investors must
reconfirm within five business days.
?	Form C-AR: Annual Report
?	Form C-AR/A: Amendment to Annual Report
?	Form C-TR: Termination of Reporting

Name of issuer
RadioPublic PBC

Legal status of issuer

	Form
	Corporation

	Jurisdiction of Incorporation/Organization
	Delaware

	Date of organization
	May 20, 2015

Physical address of issuer
240 Elm St 2nd Floor, Somerville, MA 02144

Website of issuer
http://www.radiopublic.com

Current number of employees
12





Filer EDGAR CIK
0001675773

Filer EDGAR CCC
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Filer EDGAR Password
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Filer EDGAR PMAC
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Submission Contact Person Information

      Name
	Jake Shapiro

	Phone Number
	(617) 905-7463

	Email Address
	jake.shapiro@radiopublic.com

	Notification Email Address
	jake.shapiro@radiopublic.com


Signatories

      Name
	Jacob Shapiro

	Signature
	/s/ Jacob Shapiro

	Title
	CEO

	Email
	jake.shapiro@radiopublic.com

	Date
	May 7, 2019